As filed with the Securities and Exchange Commission on February 4, 2002

                                                     Registration No. 333-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                                   COACH, INC.
             (Exact name of registrant as specified in its charter)

               MARYLAND                                        52-2242751
     (State of other jurisdiction                           (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

         516 WEST 34TH STREEt                                    10001
          NEW YORK, NEW YORk                                   (Zip Code)
         (Address of principal
          executive offices)

                      COACH, INC. 2000 STOCK INCENTIVE PLAN
                  COACH, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full titles of the Plan)

                                   ----------

                             Carole P. Sadler, Esq.
              Senior Vice President, General Counsel and Secretary
                                   Coach, Inc.
                              516 West 34th Street
                            New York, New York 10001
                                 (212) 594-1850
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                              Raymond Y. Lin, Esq.
                                Latham & Watkins
                                885 Third Avenue
                            New York, New York 10022
                                 (212) 906-1200
                              (212) 751-4864 (fax)

                         Calculation of Registration Fee

===============================================================================================================
                                        Amount             Proposed            Proposed
                                      of Shares            Maximum              Maximum             Amount of
Title of Securities to be               to be           Offering Price         Aggregate           Registration
Registered                          Registered(1)       Per Share (2)     Offering Price (3)           Fee
===============================================================================================================
Common Stock                          2,400,000(3)          $46.40           $111,360,000           $10,245.12
$0.01 par value (3)

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), additional shares of common stock, par value $0.01 per share ("Common Stock") of Coach, Inc. which become issuable to prevent dilution from any future stock split, stock dividend or similar transaction are also being registered.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low sales for a share of Common Stock on the Composite Tape of the New York Stock Exchange on February 1, 2002.

(3) Includes 2,100,000 shares of common stock, par value $0.01 per share of Coach, Inc. (the "Common Stock") under the 2000 Stock Incentive Plan (the "Incentive Plan"); and 300,000 shares of Common Stock under the 2001 Employee Stock Purchase Plan (the "ESPP" and, together with the Incentive Plan, the "Plans"). In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the Plans.

                                     PART I

Item 1.  Plan Information

         Not required to be filed with this Registration Statement.

Item 2.  Registration Information and Employee Plan Annual Information

         Not required to be filed with this Registration Statement.

                                     PART II

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Coach, Inc., a Maryland corporation (the "Company"), are incorporated as of their respective dates in this Registration Statement by reference:

         A. The Company's quarterly report on Form 10-Q for the quarter ended September 29, 2001, filed with the Commission on November 13, 2001.

         B. The Company's annual report on Form 10-K for the fiscal year ended June 30, 2001, filed with the Commission on September 21, 2001, as amended by Amendment No. 1 filed with the Commission on September 26, 2001.

         C. The description of the Common Stock contained in the S-1 Prospectus under "Description of Capital Stock," which is also incorporated by reference in the Company's registration statement on Form 8-A, dated September 27, 2000, which was filed with the Commission pursuant to the Section 12(b) of the Exchange Act.

         All documents filed by the Company or by the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 2-418 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as material to the cause of action. The Company's charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

         The Company's charter authorizes it and the bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who has agreed to become a director or officer or who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer, or a person who has agreed to become a director or officer, of the Company and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter also permits the Company to indemnify and advance expenses to any person who served as a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

         Maryland law requires a corporation (unless its charter provides otherwise, which the Company charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (x) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See the Exhibit Index on page 11.

Item 9.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 4, 2002.


                                             COACH, INC.


                                             By: /s/ Lew Frankfort
                                                 -----------------------
                                                 Lew Frankfort
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints each of Lew Frankfort and Keith Monda, his true and lawful attorney-in-fact and agent, with full power of substitution and reimbursement, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                                        Title                                  Date Signed
            ---------                                        -----                                  -----------
        /s/ Lew Frankfort                Chairman, Chief Executive Officer and Director          February 4, 2002
----------------------------------       (Principal Executive Officer)
          Lew Frankfort

         /s/ Keith Monda                 Executive Vice President, Chief Operating Officer       February 4, 2002
----------------------------------       and Director
           Keith Monda

    /s/ Michael F. Devine III            Senior Vice President and Chief Financial Officer       February 4, 2002
----------------------------------       (Principal Financial and Accounting Officer)
      Michael F. Devine III

         /s/ Joseph Ellis                Director                                                February 4, 2002
----------------------------------
           Joseph Ellis

      /s/ Sally Frame Kasaks             Director                                                February 4, 2002
----------------------------------
        Sally Frame Kasaks

         /s/ Irene Miller                Director                                                February 4, 2002
----------------------------------
           Irene Miller

        /s/ Michael Murphy               Director                                                February 4, 2002
----------------------------------
          Michael Murphy


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Coach, Inc. 2000 Stock Incentive Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 4, 2002.

                                   COACH, INC. 2000 STOCK INCENTIVE PLAN


                                   By: /s/ Felice Schulaner
                                       -----------------------------------------
                                       Felice Schulaner, as Plan Administrator


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Coach, Inc. 2001 Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 4, 2002.

                                   COACH, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN



                                   By: /s/ Felice Schulaner
                                       -----------------------------------------
                                       Felice Schulaner, as Plan Administrator

                                  Exhibit Index

4(a) Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, File No. 333-39502).

4(b) Articles of Amendment of the Company, dated May 3, 2001 (incorporated herein by reference to Exhibit 3.3 to the Company's Current Report on Form 8-K filed on May 9, 2001).

4(b) Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 9, 2001).

4(c) Specimen Certificate of Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, File No. 333-39502).

4(d) Coach, Inc. 2000 Stock Incentive Plan (incorporated by reference herein to Appendix A to the Company's Definitive Proxy Statement for its 2001 Annual Meeting of Stockholders, filed on October 4, 2001).

4(e) Coach, Inc. 2001 Employee Stock Purchase Plan (incorporated by reference herein to Appendix D to the Company's Definitive Proxy Statement for its 2001 Annual Meeting of Stockholders, filed on October 4, 2001).

5(a) Opinion of Counsel regarding the legality of the Common Stock being registered.

23(a)    Consent of Counsel (included in Exhibit 5(a)).

23(b)    Consent of Independent Public Accountants.

24(a)    Power of Attorney (included on signature page).